As filed with the Securities and Exchange Commission on February 25, 1998



                                              Registration No. __________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                       INTERNATIONAL RECTIFIER CORPORATION

             (Exact name of registrant as specified in its charter)
                    ________________________________________

DELAWARE                                                95-1528961
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                              233 KANSAS STREET
                       EL SEGUNDO, CALIFORNIA  90245

             (Address of principal executive offices, zip code)
     Registrant's telephone number, including area code:  (310) 322-3331
                               _______________

                      INTERNATIONAL RECTIFIER CORPORATION
                       1997 EMPLOYEE STOCK INCENTIVE PLAN
                          (Full title of the plan)


                             L. Michael Russell
                      Vice President and General Counsel
                233 Kansas Street, El Segundo, California  90401
                     (Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of each                  Proposed    Proposed
Class of        Amount         Maximum     Maximum
Securities      to be          Offering    Aggregate      Amount of
to be           Registered     Price Per   Offering       Registration
Registered<2>   <1><2>         Share<3>    Price<3>       Fee

Common Stock,   850,000        $13.44     $11,424,000.00  $3,461.81
$1.00 par       shares<1>,<2>
value<2>

__________________

<F1>    This Registration Statement covers, in addition to the
        number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<F2>    Each share is accompanied by a share purchase right pursuant to the Registrant's Rights Agreement, dated August 14, 1996, as amended, with Chase Mellon Shareholder Services, as Rights Agent.

<F3>    Pursuant to Rule 457(h), the maximum offering price, per
        share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system as of February 18, 1998.


The Exhibit Index included in this Registration Statement is at page 9.

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                      PART II



Item 3.  Incorporation of Certain Documents by Reference

          The following documents of International Rectifier
Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the Company's fiscal year ended June 30, 1997.

          (b) Periodic Reports on Form 10-Q for the fiscal periods ended September 30, 1997 and December 31, 1997.

          (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 17, 1985 (which incorporates by reference the description of the Company's Common Stock contained in its Registration Statement on Form S-3 filed with the Commission on June 14, 1985) and the description of the Company's share purchase rights contained in its Registration Statement on Form 8-A filed with the Commission on August 21, 1996, and any amendment or report filed for the purpose of updating such descriptions.

               All documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

          The Company's Common Stock, par value $1.00 per share,
(the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


Item 5.  Interests of Named Experts and Counsel

          L. Michael Russell, who is delivering the Opinion of Counsel to the Company, serves as Vice President and Secretary of the Company is an employee of the Company and holds options to purchase 30,000 shares of Common Stock under a similar benefit plan.

Item 6. Indemnification of Directors and Officers

          As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Bylaws provide for indemnification of directors, employees and agents of the company against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonable incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the Company, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought or the Court of Chancery determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the shareholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or suit, in which case he shall be indemnified without such authorization. The Company's Bylaws require the Company to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and permit the Company to advance such expenses to other employees and agents of the Company upon such terms and conditions as are specified by the Company's Board of Directors. The advancement of expenses, as well as indemnification, pursuant to the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have.

          The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except for: (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

          The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws. However, the Company maintains liability insurance providing coverage only with respect to claims made against officers and directors as to which they are entitled to be indemnified by the Company.

          The Company has a policy of directors and officers liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.


Item 7. Exemption from Registration Claimed

          Not applicable.

Item 8. Exhibits

          See the attached Exhibit Index.

Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i)  To include any prospectus required by
                         Section 10(a)(3) of the Securities Act of
                         1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts
                         or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii)  To include any material information
                         with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3)  To remove from registration by means of
                    a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 24th day of November, 1997.

                                 INTERNATIONAL RECTIFIER CORPORATION



                                  By: /s/___Derek B. Lidow________

                                  Derek B. Lidow, Chief Executive
                                  Officer

          Each person whose signature appears below constitutes and appoints Alexander Lidow, Derek B. Lidow and Michael P. McGee and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and as of the date indicated above.


Signature                                     Title



/s/ Eric Lidow                                Chairman of the Board

Eric Lidow



/s/ Alexander Lidow                           Chief Executive Officer
                                              and Director
Alexander Lidow



/s/ Derek B. Lidow                            Chief Executive Officer
Derek B. Lidow                                and Director



/s/ R. J. Mueller                             Executive Vice President-
                                              External Affairs and
Robert J. Mueller                             Business Development
                                              and Director



/s/ M. McGee                                  Vice President,
                                              Chief Financial Officer
Michael P. McGee                              (also Principal
                                              Accounting Officer)



/s/ L. Michael Russell                        Vice President,
                                              Secretary and
L. Michael Russell                            General Counsel



/s/ Donald S. Burns                           Director

Donald S. Burns



/s/ George Krsek                              Director

George Krsek



/s/ M. Matsuda                                Director

Minoru Matsuda



/s/ James D. Plummer                          Director

James D. Plummer



/s/ Jack O. Vance                             Director

Jack O. Vance



/s/ Rochus Vogt                               Director

Rochus E. Vogt

                               EXHIBIT INDEX


Exhibit
Number                          Description

4.1         1997 Employee Stock Incentive Plan
4.2         Form of Nonqualified Stock Option Agreement
5.0         Opinion of Counsel to the Company, L. Michael Russell
            (including consent)
23.1        Form of Consent of Coopers & Lybrand LLP
23.2        Form of Consent of Counsel (included with Exhibit 5)
24.0        Power of Attorney (included in this Registration
            Statement under Signatures)